Exhibit 99.1

ArriVent Announces First Patient Dosed with Novel Tetravalent MUC16/NaPi2b Dual Target ADC, ARR-002

NEWTOWN SQUARE, PA, October 12, 2026 (GLOBE NEWSWIRE) -- ArriVent BioPharma, Inc. (Company or ArriVent) (Nasdaq: AVBP), a clinical-stage company dedicated to accelerating the global development of innovative biopharmaceutical therapeutics, today announced that it dosed its first patient in the Phase 1 trial in the U.S. with ARR-002 (NCT07755436), a potential first-in-class MUC16/NaPi2b dual-target tetravalent antibody-drug conjugate (ADC) for ovarian and endometrial cancer.

“We are pleased to have dosed our first patient with ARR-002, our second ADC from our portfolio to enter the clinic,” said Stuart Lutzker, MD, Ph.D., President of Research and Development at ArriVent. “Both MUC16 and NaPi2b are highly over-expressed in ovarian and endometrial cancer, and the dual targeting approach of ARR-002 is designed to overcome a key limitation of single-target ADCs in solid tumors where target expression can be heterogenous and can limit effective payload delivery to all tumor cells.”

Continues Dr. Lutzker, “The entry of ARR-002 into the clinic for ovarian and endometrial cancer broadens our clinical pipeline beyond lung and gastrointestinal cancers, where we also have active programs.”

In August 2026, ArriVent entered into an exclusive licensing agreement with Shanghai Allist Pharmaceuticals Co., Ltd. to develop and commercialize ARR-002 in Greater China, which includes mainland China, Hong Kong, Macau and Taiwan, with all other rights retained by ArriVent.

About ArriVent

ArriVent is a clinical-stage biopharmaceutical company dedicated to the identification, development, and commercialization of differentiated medicines to address the unmet medical needs of patients with cancers. ArriVent seeks to utilize its team’s deep drug development experience to maximize the potential of its lead development candidate, firmonertinib, and advance a pipeline of novel therapeutics, such as next-generation antibody drug conjugates, through approval and commercialization.

About ARR-002

ARR-002 (also known as AV-P138-ADC) is a first-in-class, Mucin-16 (MUC16) and sodium-dependent phosphate transport protein 2b (NaPi2b) dual-target, tetravalent (2+2 format) ADC, with site-specific conjugation to vcMMAE at a drug-to-antibody ratio (DAR) of 4. Preclinical data presented at AACR in 2026 (Abstract #2260) demonstrated that ARR-002 has improved in vitro and in vivo activity over bivalent ADCs and that site-specific conjugation of the vcMMAE payload enhances the stability and safety profile to potentially broaden the therapeutic window in patients. ARR-002 is being studied in a Phase 1 trial to evaluate the safety, tolerability, efficacy, and pharmacokinetics of ARR-002 in advanced or metastatic ovarian or endometrial cancer (NCT07755436).

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our business strategy and plans, activity and safety of ARR-002 compared to available therapies, anticipated clinical milestones, including the timing of, and results of global development of ARR-002, the expected benefits of the exclusive license agreement with Allist for ARR-002 in Greater China, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on ArriVent’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties that are described more fully in the section titled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 5, 2026 and our other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and ArriVent undertakes no duty to update such information except as required under applicable law.

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com